19(ii)
Exhibit 4.53(b)
Counterpart __ of 30

ENTERGY LOUISIANA, LLC
(as successor by merger to Entergy Gulf States Power, LLC)
4809 Jefferson Highway
Jefferson, Louisiana 70121
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York, successor to JPMorgan Chase Bank, N.A.)
as Trustee
240 Greenwich Street
New York, New York 10286
__________________

Ninety-third Supplemental Indenture
Dated as of November 1, 2020
__________________

Relating to an Issue of First Mortgage Bonds,
1.60% Series due December 15, 2030
and Supplementing Indenture of Mortgage
dated September 1, 1926
__________________
THIS INSTRUMENT GRANTS A SECURITY
INTEREST BY A UTILITY
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
PROPERTY PROVISIONS

THIS NINETY-THIRD SUPPLEMENTAL INDENTURE, dated as of the 1st day of November, 2020, by and between ENTERGY LOUISIANA, LLC (formerly Entergy Louisiana Power, LLC, successor by merger to Entergy Gulf States Power, LLC, a limited liability company (hereinafter sometimes called the “Predecessor Company”) that was successor to Entergy Gulf States Louisiana, LLC, a Texas limited liability company (formerly Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company) (hereinafter sometimes called “EGSL”) that was successor by merger to Entergy Gulf States, Inc. (formerly Gulf States Utilities Company), a Texas corporation (hereinafter sometimes called the “Original Company”)), a limited liability company duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to JPMorgan Chase Bank, N.A.), a New York banking corporation and having its corporate trust office in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the “Trustee”), party of the second part;
WHEREAS, the Original Company heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the “Original Indenture”), to The Chase National Bank of the City of New York, as trustee, in and by which the Original Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and
WHEREAS, the Original Company heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and
WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and
WHEREAS, the Original Company heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to “The Hanover Bank”; and

WHEREAS, the Original Company heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name “Manufacturers Hanover Trust Company,” and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and
WHEREAS, the Original Company heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name “Chemical Bank,” and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and
WHEREAS, the Original Company heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, effective July 14, 1996, Chemical Bank, successor trustee, as aforesaid, was duly merged with and its name was duly changed to “The Chase Manhattan Bank”; and
WHEREAS, the Original Company heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to “JPMorgan Chase Bank”; and
WHEREAS, the Original Company heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name “JPMorgan Chase Bank, N.A.”; and
WHEREAS, the Original Company heretofore executed and delivered to JPMorgan Chase Bank, N.A., as successor trustee, the Sixty-eighth through Seventy-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

WHEREAS, on October 3, 2007, JPMorgan Chase Bank, N.A. resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, by an Agreement of Resignation, Appointment and Acceptance dated October 3, 2007, said resignation was accepted, and The Bank of New York was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of October 3, 2007, and The Bank of New York did by said Agreement dated October 3, 2007 accept the trust under the Original Indenture and all indentures supplemental thereto; and
WHEREAS, effective as of December 26, 2007, the Original Company obtained the release from the lien of the Original Indenture, as supplemented and modified, of all of its real property located in Texas and substantially all of its personal property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before December 26, 2007; and
WHEREAS, effective as of 1:00 P.M. Central Standard Time, December 31, 2007, the Original Company underwent a merger by division under Texas law pursuant to which, among other things, all of its property located in Texas, together with certain property located in Louisiana, was allocated to Entergy Texas, Inc., substantially all of its property located in Louisiana was retained by the Original Company, and all of its obligations and liabilities under the Original Indenture, as supplemented and modified, and the Bonds were retained by the Original Company; and
WHEREAS, effective as of 4:00 P.M. Central Standard Time, December 31, 2007, the Original Company merged (hereinafter sometimes called the “2007 Merger”) into EGSL pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States, Inc. into Entergy Gulf States Louisiana, L.L.C. and a Certificate and Articles of Merger (hereinafter sometimes collectively called the “2007 Merger Documents”), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Original Company were allocated to EGSL; and (2) the identity of the Original Company was merged into that of EGSL; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, EGSL and the Trustee executed the Seventy-fifth Supplemental Indenture dated as of December 31, 2007 whereby EGSL assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified, in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding the Original Company; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, EGSL succeeded to the Original Company under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and

WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by the Original Company at the time of the 2007 Merger as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of EGSL were the same as the rights and duties of the Original Company would have been had the 2007 Merger not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2007 Merger owned by EGSL and/or of property thereafter acquired by EGSL except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Original Company referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, effective as of March 25, 2008, EGSL obtained the release from the lien of the Original Indenture, as supplemented and modified, of all of the remainder of its property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before March 25, 2008; and
WHEREAS, the name of The Bank of New York, successor trustee, as aforesaid, was duly changed effective July 1, 2008 to “The Bank of New York Mellon”; and
WHEREAS, EGSL heretofore executed and delivered to The Bank of New York Mellon, as successor trustee, the Seventy-sixth through Eighty-first Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on September 21, 2015, EGSL converted to a Texas limited liability company and changed its name to Entergy Gulf States Louisiana, LLC; and
WHEREAS, effective as of 10:03 A.M. Central Standard Time, October 1, 2015, EGSL transferred (hereinafter sometimes called the “2015 Transfer”), subject to the lien of the Indenture, the trust estate as, or substantially as, an entirety to the Predecessor Company pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States Louisiana, LLC and Entergy Gulf States Power, LLC and a Certificate of Merger (hereinafter sometimes collectively called the “2015 Transfer Documents”), pursuant to which, among other things, (1) the trust estate as, or substantially as, an entirety, was allocated to the Predecessor Company; and (2) all of the obligations of EGSL under the Indenture and the Bonds outstanding thereunder were allocated to the Predecessor Company; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Predecessor Company and the Trustee executed the Eighty-second Supplemental Indenture dated as of October 1, 2015 whereby the Predecessor Company assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding on EGSL; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Predecessor Company succeeded to EGSL under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and
WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by EGSL at the time of the 2015 Transfer as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Predecessor Company were the same as the rights and duties of EGSL would have been had the 2015 Transfer not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2015 Transfer owned by the Predecessor Company and/or of property thereafter acquired by the Predecessor Company except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by EGSL referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, effective as of 10:05 A.M. Central Time, October 1, 2015, the Predecessor Company was merged (hereinafter sometimes called the “2015 Merger”) into the Company pursuant to a Plan of Merger of Entergy Gulf States Power, LLC into Entergy Louisiana Power, LLC and a Certificate of Merger (hereinafter sometimes collectively called the “2015 Merger Documents”), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Predecessor Company were allocated to the Company; and (2) the identity of the Predecessor Company was merged into that of the Company; and
WHEREAS, effective as of 2:02 P.M. Central Time, October 1, 2015, the Company changed its name to “Entergy Louisiana, LLC”; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company and the Trustee executed the Eighty-third Supplemental Indenture dated as of October 1, 2015 whereby the Company assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding on the Predecessor Company; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company succeeded to the Predecessor Company under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and
WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by the Predecessor Company at the time of the 2015 Merger as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Company were the same as the rights and duties of the Predecessor Company would have been had the 2015 Merger not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2015 Merger owned by the Company and/or of property thereafter acquired by the Company except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Predecessor Company referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, the Company heretofore executed and delivered to The Bank of New York Mellon, as successor trustee, the Eighty-fourth through Ninety-second Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as “Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A, 1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, 2011, 2009B, 2014E, 2035, 2015B, 2010A, 2006A, 2008A, 2011B, 2018, 2024, 2020, 2028E, 2015F, 2025, 2028, 2031, 2066, 2026, 2027, 2033A, 2048, 2050 and 2051 Series”; and
WHEREAS, under the Original Indenture, as supplemented and modified, any new series of Bonds may at any time be established by the Board of Directors of the Company and the terms thereof may be specified by a supplemental indenture executed by the Company and the Trustee; and
WHEREAS, the Company proposes to create under the Original Indenture, as supplemented and modified as aforesaid and as further supplemented by this Ninety-third Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture), a new series of Bonds to be designated First Mortgage Bonds, 1.60% Series due December 15, 2030, such Bonds when originally issued to be dated November 13, 2020 and to mature on December 15, 2030 (hereinafter sometimes referred to as the Bonds of the 2030 Series), and presently to issue $120,000,000 aggregate principal amount of the Bonds of the 2030 Series; and

WHEREAS, all acts and proceedings required by law and by the Articles of Organization and Operating Agreement of the Company necessary to make the Bonds of the 2030 Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Ninety-third Supplemental Indenture have been in all respects duly authorized;
NOW, THEREFORE, THIS NINETY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the 2030 Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained, and the acceptance of the Bonds of the 2030 Series by the holder thereof, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Ninety-third Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, (1) owned by the Predecessor Company at the time of the 2015 Merger and constituting the trust estate allocated to the Company by the 2015 Merger Documents or (2) acquired or constructed by the Company after the 2015 Merger to the extent constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate, together in each case with any substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto, thereof or thereupon subsequently made, constructed or acquired by the Company (other than excepted property as hereinafter defined):
CLAUSE I
All and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined); including (but not limited to) all its properties situated in the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to the trust estate (other than excepted property as hereinafter defined).
CLAUSE II
All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined).
CLAUSE III
Also all other property, real, personal or mixed, tangible or intangible of every kind, character and description, constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined), whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas.
CLAUSE IV
PROPERTIES EXCEPTED
There is, however, expressly excepted and excluded from the lien and operation of this Indenture (1) all "excepted property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), (2) all property owned by the Company prior to the 2015 Merger and (3) all property acquired by the Company after the 2015 Merger not constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate.
TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.
SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause IV hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.
BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Original Indenture, as restated by the Seventh Supplemental Indenture, so that, subject to said Section 12.28 of the Original Indenture, as restated by the Seventh Supplemental Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.
AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Ninety-third Supplemental Indenture.

19(ii)
ARTICLE ONE

BONDS OF THE 2030 SERIES AND
CERTAIN PROVISIONS RELATING THERETO
Section 1.01
A.    Terms of Bonds of the 2030 Series. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled “First Mortgage Bonds, 1.60% Series due December 15, 2030.” The definitive Bonds of the 2030 Series shall be registered Bonds without coupons of the denominations of $1,000 and in multiples of $1,000 in excess thereof as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the 2030 Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated November 13, 2020, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.01B of this Ninety-third Supplemental Indenture, with changes therein appropriate to their character.
Bonds of the 2030 Series shall be dated as provided in Section 3.05 of the Indenture. Notwithstanding the provisions of said Section 3.05, so long as there is no default in the payment of interest on Bonds of the 2030 Series existing at the time of the authentication hereinafter referred to, all Bonds of the 2030 Series authenticated by the Trustee on any interest payment date for Bonds of the 2030 Series shall be dated the date of and shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of such interest due on such interest payment date, then any such Bond of the 2030 Series shall bear interest from the interest payment date immediately preceding the date of such Bond of the 2030 Series. The Bonds of the 2030 Series shall mature on December 15, 2030 and, beginning on November 13, 2020, shall bear interest at the rate of 1.60% per annum until the payment of the principal thereof, such interest to be payable semiannually on June 15 and December 15 in each year, commencing June 15, 2021, and on the maturity date. The interest so payable on any Bonds of the 2030 Series will be paid to the person in whose name such Bonds of the 2030 Series are registered. If any interest payment date for the Bonds of the 2030 Series falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of the Bonds of the 2030 Series falls on a day that is not a Business Day, the payment of principal (and premium, if any) and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date. Interest on the Bonds of the 2030 Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
Both principal of and interest on the Bonds of the 2030 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.

The definitive Bonds of the 2030 Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.
Upon compliance with the provisions of Section 3.10 of the Indenture and upon payment, at the option of the Company, of the charges provided in Section 3.11 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the 2030 Series may be exchanged for a new Bond or Bonds of the said Series of different authorized denominations of like aggregate principal amount.
The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2030 Series.
B.    Form of Bonds of the 2030 Series. The Bonds of the 2030 Series, and the Trustee’s authentication certificate to be executed on the Bonds of the 2030 Series, shall be in substantially the following forms, respectively:
[FORM OF FACE OF BOND OF THE 2030 Series]
[legend to be included on Bonds of the 2030 Series]
This Bond is not transferable except to a successor trustee under the Collateral Trust Mortgage (as defined below) between Entergy Louisiana, LLC and the Collateral Trust Trustee (as defined below). This Bond is a Class A Bond (as defined in the Collateral Trust Mortgage) issued under the EGSL Mortgage (as defined in the Collateral Trust Mortgage).

No. R-___
$_____________
ENTERGY LOUISIANA, LLC
FIRST MORTGAGE BOND 1.60% SERIES
DUE DECEMBER 15, 2030
ENTERGY LOUISIANA, LLC, a Texas limited liability company (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to THE BANK OF NEW YORK MELLON, as trustee under the Mortgage and Deed of Trust of the Company dated as of November 1, 2015 (as the same may be supplemented and amended from time to time, the “Collateral Trust Mortgage”), or its successor as trustee under the Collateral Trust Mortgage, the principal amount set forth above on December 15, 2030, and to pay interest thereon from November 13, 2020, if the date of this bond is prior to June 15, 2021, or, if the date of this bond is on or after June 15, 2021, from the June 15 or December 15 immediately preceding the date of this bond to which interest has been paid on the bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the rate of 1.60% per annum, on June 15 and December 15 of each year, commencing June 15, 2021, and at maturity or earlier redemption, until payment of the principal hereof. The interest so payable will be paid to the person in whose name this bond is registered. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.
Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.
This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.
The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

19(ii)
IN WITNESS WHEREOF, Entergy Louisiana, LLC has caused these presents to be executed in its company name, by facsimile signature or manually, by its President or one of its Vice Presidents under its company seal or a facsimile thereof attested by its Secretary or an Assistant Secretary all as of _________, 20__.

ENTERGY LOUISIANA, LLC

By: _____________________________________
    Name:
    Title:

And By: __________________________
        Name:
        Title:
[SEAL]

19(ii)
[FORM OF REVERSE OF BOND OF THE 2030 SERIES]

ENTERGY LOUISIANA, LLC
FIRST MORTGAGE BOND, 1.60% SERIES
DUE December 15, 2030 (Continued)
This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including an Ninety-third Supplemental Indenture dated as of November 1, 2020 to The Bank of New York Mellon, as Trustee, to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.
The bonds of this series shall be issued by the Company, registered in the name of and delivered to The Bank of New York Mellon, as trustee under the Collateral Trust Mortgage, or its successor as trustee under the Collateral Trust Mortgage (collectively, the “Collateral Trust Trustee”), to provide for the payment when due (whether at maturity, by acceleration or otherwise) of the principal and interest of the Securities (as defined in the Collateral Trust Mortgage) to be issued from time to time under the Collateral Trust Mortgage.
Any payment by the Company under the Collateral Trust Mortgage of the principal of or interest on the Securities which shall have been authenticated and delivered under the Collateral Trust Mortgage on the basis of the issuance and delivery to the Collateral Trust Trustee of bonds of this series (other than by application of the proceeds of a payment in respect of such bonds) shall, to the extent of such payment, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of, or interest on such bonds, as the case may be, which is then due.
The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on this bond as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Collateral Trust Trustee signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, stating that interest or principal due and payable on any Securities issued under the Collateral Trust Mortgage has not been fully paid and specifying the amount of funds required to make such payment.
The holder of this bond hereby consents that the bonds of this series may be redeemable at the option of the Company or pursuant to the requirements of the Indenture in whole at any time, or in part from time to time, prior to the maturity date, without notice provided in Section 10.02 of the Indenture, at the principal amount of the bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the Company in a notice delivered to the Trustee and to the holder of the bonds to be redeemed on or before the date fixed for redemption.
The bonds of this series shall be redeemed, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, upon receipt by the Trustee of a written notice from the Collateral Trust Trustee (i) delivered to the Trustee and the Company, (ii) signed by its President, a Vice President, an Assistant Vice President or a Trust Officer, (iii) stating that an Event of Default has occurred and is continuing under the Collateral Trust Mortgage and that, as a result, there then is due and payable a specified amount with respect to the Securities Outstanding under the Collateral Trust Mortgage, for the payment of which the Collateral Trust Trustee has not received funds, and (iv) specifying the principal amount of the bonds of this series to be redeemed. Delivery of such notice shall constitute a waiver by the Collateral Trust Trustee of notice of redemption under the Indenture.
The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company’s interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid. Each initial and future holder of the bonds of this series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article Three of the Eighty-first Supplemental Indenture without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
This bond shall not be transferable by the Collateral Trust Trustee, except to a successor trustee under the Collateral Trust Mortgage. This bond so transferable to a successor trustee under the Collateral Trust Mortgage may be transferred by the registered owner hereof in person or by his or her duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.
The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the

Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.
If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.
No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.
[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE FOR BONDS]

TRUSTEE’S AUTHENTICATION CERTIFICATE
This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
As Trustee

By: ______________________________
    Authorized Officer

19(ii)
Section 1.02. Redemption Provisions for Bonds of the 2030 Series. The Bonds of the 2051 Series shall be redeemable as provided in the form of Bond set forth in Section 1.01B of this Ninety-third Supplemental Indenture.
Section 1.03. Limitation on Issue of Bonds of the 2030 Series. The principal amount of the Bonds of the 2030 Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture, including this Section 1.03. Upon the delivery of this Ninety-third Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, there shall be an initial issue of Bonds of the 2030 Series in the aggregate principal amount of $120,000,000. Additional Bonds of the 2030 Series having substantially the same terms as the outstanding Bonds of the 2030 Series (except for the issue date and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, without notice to or the consent of the existing holders of the Bonds of the 2030 Series.
Section 1.04. Duration of Effectiveness of Article One. Sections 1.01 and 1.02 of this article shall be of force and effect only so long as any Bonds of the 2030 Series are outstanding.
ARTICLE TWO
Section 2.01. This Ninety-third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Ninety-third Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 2.02. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninety-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
Section 2.03. Although this Ninety-third Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 2020, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.
Section 2.04. In order to facilitate the recording or filing of this Ninety-third Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.
Section 2.05. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Ninety-third Supplemental Indenture. All other terms used in this Ninety-third Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

ARTICLE THREE
Section 3.01. Each initial and future holder of Bonds of the 2030 Series, by its acquisition of an interest in such Bonds, irrevocably (a) consents to the amendment set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.07 of the Eighty-first Supplemental Indenture to the Original Indenture dated as of July 1, 2014, without any other or further action by any holder of such Bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN TESTIMONY WHEREOF, ENTERGY LOUISIANA, LLC has caused these presents to be executed in its name and behalf by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and THE BANK OF NEW YORK MELLON, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by one of its Vice Presidents, Senior Associates or Associates, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.
ENTERGY LOUISIANA, LLC
By: /s/ Kevin J. Marino
    Name:     Kevin J. Marino
    Title:    Assistant Treasurer

Signed in the presence of:

/s/ Shannon K. Ryerson
Name: Shannon K. Ryerson

/s/ Linda Prisuta
Name: Linda Prisuta

THE BANK OF NEW YORK MELLON,
as successor Trustee

By: /s/ Latoya S. Elvin
    Name: Latoya S. Elvin
    Title: Vice President

Signed and delivered by
THE BANK OF NEW YORK MELLON
in the presence of:

/s/ Jacqueline Kuhn
Name: Jacqueline Kuhn

/s/ Paul Catania
Name: Paul Catania

STATE OF LOUISIANA
                                                    } ss.:
PARISH OF ORLEANS
On this 11th day of November, 2020, before me appeared KEVIN J. MARINO, to me personally known, who, being by me duly sworn, did say that he is an Assistant Treasurer of ENTERGY LOUISIANA, LLC, and that the above instrument was signed in behalf of said entity by authority of its Board of Directors, and said KEVIN J. MARINO, acknowledged said instrument to be the free act and deed of said entity.

/s/ Mark Grafton Otts Mark Grafton Otts State of Louisiana, Parish of Jefferson Notary Public Identification No. 4430 My commission expires at my death

STATE OF NEW JERSEY
                                                            } ss.:
COUNTY OF PASSAIC

On this 10th day of November, 2020, before me appeared Latoya S. Elvin, to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK MELLON, and that the above instrument was signed in behalf of said entity by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said entity.

/s/ Brett J. Anderson
Brett J. Anderson
Notary Public – State of New Jersey
My Commission Expires Jan 23, 2024

    S-4